                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT




                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934




       Date of Report (Date of earliest event reported): November 6, 1996



                           SOS STAFFING SERVICES, INC.
             (Exact name of registrant as specified in its charter)


             Utah                     0-26094                 87-0295503
(State or other jurisdiction   (Commission File No.)     (IRS Employer Id. No.)
     of incorporation)


                             1415 South Main Street
                           Salt Lake City, Utah 84115
                    (Address of principal executive offices)




                                 (801) 484-4400
                               (Telephone number)

                                TABLE OF CONTENTS



Item 1.  Acquisition or Disposition of Assets                                             1


Item 7. Financial Statements, Pro Forma Financial Information and Exhibits
         (a)      Financial statements of business acquired:

                  Report of Independent Public Accountants                              F-1

                  Balance Sheets as of February 28, 1995, February 29, 1996
                      and September 30, 1996                                            F-2

                  Statements of Income and Retained Earnings for the Years Ended
                      February 28, 1995, February 29, 1996 and for the
                      nine months ended September 30, 1995 and 1996                     F-4

                  Statements of Cash Flows for the Years Ended
                      February 28, 1995, February 29, 1996 and for the
                      nine months ended September 30, 1995 and 1996                     F-5

                  Notes to Financial Statements                                         F-7

         (b)      Pro Forma Financial Statements:

                  Unaudited Pro Forma Condensed Consolidated
                      Balance Sheets as of September 30, 1996                           F-11

                  Unaudited Pro Forma Condensed Consolidated
                      Statement of Income for the Year Ended
                      December 31, 1995                                                 F-12

                  Unaudited Pro Forma Condensed Consolidated
                      Statement of Income for the 39 Weeks Ended
                      September 29, 1996                                                F-13

                  Notes to Unaudited Pro Forma Condensed
                     Consolidated Financial Statements                                  F-14

         (c)      Exhibits

                  10.1 - Stock Purchase Agreement Wolfe & Associates

                  99.1 - Press Release dated November 6, 1996

Signatures

ITEM 2. ACQUISITION OR DISPOSITION OF ASSETS

         On November 6, 1996, SOS Staffing Services, Inc. signed a contract to acquire all of the outstanding stock of Wolfe & Associates, Inc. ("Wolfe"), a New Mexico corporation. Wolfe is an information technology company providing consulting services, project management, information systems design, programming and other information technology related staffing services to private and public-sector clients throughout the United States. Wolfe is headquartered in Albuquerque, New Mexico, and also has offices in Pleasanton, California and Tustin California. In addition, Wolfe has an on-site facility in Juneau, Alaska at a customer's location and sales representatives in Minneapolis, Minnesota and Chicago, Illinois.

         The purchase price for the stock was $4.0 million in cash plus future contingent earnouts up to a maximum earnout of $6.0 million. The purchase price for the business acquired was determined through arms-length negotiations. There was no material relationship between the owners of Wolfe and the Company or any of its affiliates, any director or officer of the Company, or any associate of any such director or officer.

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS




To Wolfe & Associates, Inc.:

We have audited the accompanying balance sheets of Wolfe & Associates, Inc. (a New Mexico corporation) as of February 28, 1995 and February 29, 1996, and the related statements of income and retained earnings, and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Wolfe & Associates, Inc. as of February 28, 1995 and February 29, 1996, and the results of its operations and cash flows for the years then ended in conformity with generally accepted accounting principles.


ARTHUR ANDERSEN LLP


Salt Lake City, Utah
  October 17, 1996

                            WOLFE & ASSOCIATES, INC.

                                 BALANCE SHEETS

                                     ASSETS

                                          February 28,     February 29,        September 30,
                                              1995             1996                1996
                                          -------------    ------------       --------------
                                                                                (unaudited)
CURRENT ASSETS:
    Cash                                   $    --          $      --          $    35,379
    Marketable securities                     79,979               --                 --
    Accounts receivable                      441,172            475,874            465,577
    Unbilled receivables                      37,571             20,006             69,714
    Prepaid expenses and other                10,151             11,711              3,275
                                           ---------        -----------        -----------

          Total current assets               568,873            507,591            573,945
                                           ---------        -----------        -----------



PROPERTY AND EQUIPMENT, at cost:
    Furniture and fixtures                   334,711            423,561            444,534
    Leasehold improvements                    60,188             75,410             77,881
    Vehicles                                  53,322             48,141             46,641
    Real property                               --              286,383            286,383
                                           ---------        -----------        -----------
                                             448,221            833,495            855,439
    Less - accumulated depreciation
       and amortization                     (366,195)          (357,314)          (386,814)
                                           ---------        -----------        -----------

          Net property and equipment          82,026            476,181            468,625
                                           ---------        -----------        -----------

AMOUNTS DUE FROM RELATED PARTY               137,005             73,977             88,349
                                           ---------        -----------        -----------


          Total assets                     $ 787,904        $ 1,057,749        $ 1,130,919
                                           =========        ===========        ===========



                 The accompanying notes to financial statements are an integral part of these balance sheets.

                            WOLFE & ASSOCIATES, INC.

                                 BALANCE SHEETS


                      LIABILITIES AND SHAREHOLDERS' EQUITY

                                                        February 28,        February 29,     September 30,
                                                            1995               1996              1996
                                                        ------------        -----------      -------------
                                                                                              (unaudited)
CURRENT LIABILITIES:
    Bank overdraft                                        $ 131,314        $   223,582        $     --
    Current portion of long-term debt                       106,710            113,776           111,666
    Accrued payroll costs                                   165,056            148,902           366,546
    Accrued liabilities                                      29,567             45,471            32,092
    Unearned revenue                                         62,865             79,214            94,779
    Income taxes payable                                       --               53,003           162,293
                                                          ---------        -----------        ----------

         Total current liabilities                          495,512            663,948           767,376
                                                          ---------        -----------        ----------

DEFERRED INCOME TAX LIABILITY                               127,546            109,526            57,970
                                                          ---------        -----------        ----------

LONG-TERM DEBT, less current portion                        232,238            308,462           246,565
                                                          ---------        -----------        ----------

COMMITMENTS (Note 3)

SHAREHOLDERS' EQUITY:
    Common stock, $1.00 par value,
         50,000 share authorized, 1,000
         shares issued and outstanding                        1,000              1,000             1,000
    Additional paid in capital                               20,000             20,000            20,000
    Retained (deficit) earnings                             (88,392)           (45,187)           38,008
                                                          ---------        -----------        ----------

         Total shareholders' (deficit) equity               (67,392)           (24,187)           59,008
                                                          ---------        -----------        ----------

         Total liabilities and shareholders' equity       $ 787,904        $ 1,057,749        $1,130,919
                                                          =========        ===========        ==========

                 The accompanying notes to financial statements
                  are an integral part of these balance sheets.

                            WOLFE & ASSOCIATES, INC.

                   STATEMENTS OF INCOME AND RETAINED EARNINGS


                                                            Year Ended                        Seven Months Ended
                                                 --------------------------------       ------------------------------
                                                   February 28,      February 29,                September 30,
                                                      1995               1996               1995               1996
                                                  -----------        ------------       -----------        -----------
                                                                                                 (unaudited)
SERVICE REVENUES                                  $ 2,734,697        $ 3,252,306        $ 1,919,806        $ 2,260,491

DIRECT COSTS OF SERVICES                            1,508,252          1,915,980          1,124,777          1,265,526
                                                  -----------        -----------        -----------        -----------

                  Gross profit                      1,226,445          1,336,326            795,029            994,965

SELLING, GENERAL AND
  ADMINISTRATIVE EXPENSES                           1,047,253          1,257,044            659,297            840,650
                                                  -----------        -----------        -----------        -----------

INCOME FROM OPERATIONS                                179,192             79,282            135,732            154,315
                                                  -----------        -----------        -----------        -----------

OTHER INCOME (EXPENSE):
Interest income                                        19,567             18,182             10,708              4,224
Interest expense                                      (39,004)           (34,656)           (18,492)           (19,137)
        Other                                          (1,606)            15,380              9,365              1,527
                                                  -----------        -----------        -----------        -----------

                  Total other, net                    (21,043)            (1,094)             1,581            (13,386)
                                                  -----------        -----------        -----------        -----------

INCOME BEFORE PROVISION
  FOR INCOME TAXES                                    158,149             78,188            137,313            140,929

PROVISION FOR INCOME TAXES                             62,156             34,983             53,009             57,734
                                                  -----------        -----------        -----------        -----------

NET INCOME                                             95,993             43,205             84,304             83,195

RETAINED EARNINGS (Deficit), beginning
             of period                               (184,385)           (88,392)           (88,392)           (45,187)
                                                  -----------        -----------        -----------        -----------
RETAINED EARNINGS (Deficit), end of period        $   (88,392)       $   (45,187)       $    (4,088)       $    38,008
                                                  ===========        ===========        ===========        ===========


                 The accompanying notes to financial statements
                   are an integral part of these statements.

                                                                     Page 1 of 2
                            WOLFE & ASSOCIATES, INC.

                            STATEMENTS OF CASH FLOWS

                           Increase (Decrease) In Cash

                                                       Year Ended                    Seven Months Ended
                                             -------------------------------            September 30,
                                              February 28,      February 29,     --------------------------
                                                 1995              1996             1995             1996
                                               ---------        ---------        ---------        ---------
                                                                                         (unaudited)
CASH FLOWS FROM OPERATING
    ACTIVITIES:
    Net income                                 $  95,993        $  43,205        $  84,304        $  83,195
    Adjustments to reconcile net income
       to net cash provided by
       operating activities:
    Depreciation and amortization                 22,790            9,333           16,142           31,056
    Gain (loss) on sale of assets                  1,606          (15,380)           9,365             --
    Changes in operating assets
       and liabilities:
       Accounts receivable                      (210,136)         (34,702)          55,916           10,297
       Unbilled receivables                       28,633           17,565           (4,464)         (49,708)
       Prepaid expenses and other                    489           (1,560)           9,659            8,436
       Amounts due from related party              6,283           63,028           13,530          (14,372)
       Bank overdraft                             58,929           92,268          (97,248)        (223,582)
       Accrued payroll costs                      62,282          (16,154)         144,536          217,644
       Accrued liabilities                        (7,945)          15,904          (25,254)         (13,379)
       Unearned revenue                           29,706           16,349           20,576           15,565
       Income taxes payable                         --             53,003          152,863          109,290
       Deferred income taxes                      62,156          (18,020)         (99,854)         (51,556)
                                               ---------        ---------        ---------        ---------
         Net cash provided by
               operating activities              150,786          224,839          280,071          122,886
                                               ---------        ---------        ---------        ---------

CASH FLOWS FROM INVESTING
    ACTIVITIES:
    Purchases of property and equipment          (27,100)        (213,488)        (171,741)         (23,500)
    Purchase of marketable securities            (81,713)         (90,588)          20,614             --
    Proceeds from sale of
         marketable securities                    51,544          185,947             --               --
                                               ---------        ---------        ---------        ---------

         Net cash used in
               investing activities              (57,269)        (118,129)        (151,127)         (23,500)
                                               ---------        ---------        ---------        ---------

CASH FLOWS FROM FINANCING
    ACTIVITIES:
    Principal payments on long-term debt       $ (93,517)       $(106,710)       $ (64,430)       $ (64,007)
                                               ---------        ---------        ---------        ---------


                 The accompanying notes to financial statements
                    are an integral part of these statements.

                                                                     Page 2 of 2
                            WOLFE & ASSOCIATES, INC.

                            STATEMENTS OF CASH FLOWS

                           Increase (Decrease) In Cash

                                                             Year Ended              Seven Months Ended
                                                   -----------------------------
                                                       February 28,  February 29,       September 30,
                                                                                    ---------------------
                                                          1995          1996          1995          1996
                                                        -------       -------       -------       -------
                                                                                         (unaudited)
NET INCREASE IN CASH                                       --            --         $64,514       $35,379

CASH AT BEGINNING OF PERIOD                                --            --            --            --
                                                        -------       -------       -------       -------

CASH AT END OF PERIOD                                   $  --         $  --         $64,514       $35,379
                                                        =======       =======       =======       =======


SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
Cash paid during the period for interest:               $38,068       $35,927       $18,359       $19,357



SUPPLEMENTAL DISCLOSURE OF NON CASH INVESTING ACTIVITIES:
In August 1995 the Company purchased real property for $286,383 and financed a portion of this amount with a note payable of $190,000.


                 The accompanying notes to financial statements
                   are an integral part of these statements.

NOTE 1.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

NATURE OF OPERATIONS AND ORGANIZATION OF BUSINESS
         Wolfe & Associates, Inc. (the "Company"), was incorporated under the laws of the State of New Mexico on December 16, 1980. The Company is an information technology consulting firm that also provides temporary staffing services to the information technology industry, including telecommunications consulting services. The Company has offices or sales representatives in New Mexico, California, Alaska, Illinois and Minnesota.

USE OF ESTIMATES
         The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities of the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

PROPERTY AND EQUIPMENT
         Property and equipment are stated at cost and depreciated using the straight-line method over their estimated useful lives. Leasehold improvements are amortized over the terms of the respective leases or the estimated economic lives of the assets, whichever is shorter. The depreciation and amortization periods range from five to seven years. Real property consists of a condominium owned by the Company and is being depreciated over 39 years.

         Upon retirement or other disposition of property and equipment, the cost and related accumulated depreciation or amortization are removed from the accounts. The resulting gain or loss is reflected in income. Major renewals and betterments are capitalized while minor expenditures for maintenance and repairs are charged to expense as incurred.

REVENUE RECOGNITION
         The Company reports revenues from fixed fee consulting contract arrangements using the percentage-of-completion method. Under this method, the Company recognizes total contract revenue in the proportion that costs incurred to date relate to estimated total contract costs. The Company records amounts received before work is performed as unearned revenue. When earned revenue exceeds amounts billed, the Company records the difference as unbilled receivables. At the time a loss on a contract becomes known, the entire amount of the estimated ultimate loss is accrued. The Company recognizes revenues related to other arrangements when the services are provided.

INCOME TAXES

         The Company recognizes deferred tax assets or liabilities for expected future tax consequences of events that have been recognized in the financial statements or tax returns. Under this method, deferred tax assets or liabilities are determined based upon the difference between the financial statements and income tax bases of assets and liabilities using enacted tax rates expected to apply when differences are expected to be settled or realized.

UNAUDITED INTERIM FINANCIAL DATA
         The accompanying unaudited financial statements have been prepared in accordance with generally accepted accounting principles for interim financial information. In the opinion of management, all adjustments (consisting of normal recurring adjustments) considered necessary for a fair presentation have been included. Operating results for the seven months ended September 30, 1996 are not necessarily indicative of the results that may be expected for the full fiscal year.


NOTE 2.  LONG-TERM DEBT

Long-term debt at February 28, 1995 and February 29, 1996 consists of the following:

                                                                                          1995             1996
                                                                                       ---------        ---------
Note payable to a bank, interest at 10 percent due in
   monthly installments of $8,550 through December
   1997, secured by substantially all assets                                           $ 246,249        $ 164,135

Notes payable to tax authorities, interest at 9 percent, due in quarterly or yearly installments ranging from $230 to $3,523 through October 1998, secured
   by substantially all assets                                                            89,593           68,103

Note payable to a bank, interest of 7.5 percent, monthly interest only payments
of $1,188 with principal due in August 1998, secured by real property                       --            190,000

Other                                                                                      3,106             --
                                                                                       ---------        ---------

                                                                                         338,948          422,238
Less current portion                                                                    (106,710)        (113,776)
                                                                                       ---------        ---------

                                                                                       $ 232,238        $ 308,462
                                                                                       =========        =========


Scheduled principal payments required are as follows:

              Year Ending February 28,
                        1997                                                                            $ 113,776
                        1998                                                                               99,595
                        1999                                                                              208,867
                                                                                                        ---------
                                                                                                        $ 422,238
                                                                                                        =========

NOTE 3.  COMMITMENTS

         The Company leases its office facilities and certain vehicles under noncancelable operating leases. Rental expense totalled approximately $88,400 and $104,600 for the years ended February 28, 1995 and February 29, 1996, respectively. Rental expense totalled $55,000 and $70,000, for the seven months ended September 30, 1995 and 1996, respectively. Future minimum lease payments under noncancelable operating leases are as follows:

         Year Ending February 28,
         ------------------------
                      1997                                 $  170,751
                      1998                                    177,316
                      1999                                    166,598
                      2000                                    143,636
                      2001                                     89,041
                                                           ----------

                                                           $  747,342
                                                           ==========


NOTE 4. INCOME TAXES

         The components of the provision for income taxes for the fiscal years ended February 28, 1995 and February 29, 1996 are as follows:

                                         1995                      1996
                                       ---------                ---------
Current provision:
         Federal                       $     -                  $  46,158
         State                               -                      6,845
                                       ---------                ---------
                                             -                     53,003
Deferred                                  62,156                  (18,020)
                                       ---------                ---------
Total                                  $  62,156                $  34,983
                                       =========                =========


         The following is a reconciliation between the statutory federal income tax rate and the effective income tax rate for the years ended February 28, 1995 and February 29, 1996:

                                                  1995           1996
                                                 ------         ------
Statutory federal income tax rate                  34.0%          34.0%
State income taxes, net of federal benefit          3.2            3.2
Meals and entertainment                             4.1           10.7
Other                                              (2.0)          (3.2)
                                                 ------         ------
                                                   39.3%          44.7%
                                                 ======         ======

         The net deferred tax liabilities were $127,546 and $109,526 at February 28, 1995 and February 29, 1996, respectively and consisted primarily of differences resulting from the Company utilizing the cash basis method of accounting for income tax reporting purposes.

NOTE 5.  EMPLOYEE BENEFIT PLAN

         The Company has an employee savings and retirement plan which is a salary deferral plan based on Section 401(k) of the Internal Revenue Code. Participants may contribute up to 15% of their qualified salaries to the plan. Under the plan, the Company is required to make a matching contribution equal to three percent of the eligible participants salary. In addition, the Company may make discretionary contributions to the plan. For the years ended February 28, 1995 and February 29, 1996, the Company's total contributions to the plan were approximately $82,600 and $50,400, respectively.


NOTE 6.  SIGNIFICANT CUSTOMERS

         During the years ended February 28, 1995 and February 29, 1996, one customer accounted for approximately 25 percent and 18 percent of service revenues, respectively.


NOTE 7.  RELATED PARTY TRANSACTIONS

         The Company has advanced amounts to a shareholder. The balances of the amounts due from this related party are $137,005, $73,977 and $88,349 as of February 28, 1995, February 29, 1996 and September 30, 1996, respectively. These advances are not interest bearing and are due on demand.

                          SOS STAFFING SERVICES, INC.

            UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET
                            AS OF SEPTEMBER 30, 1996
                                 (IN THOUSANDS)

                                                              Historical
                                                         ---------------------
                                                                                      Pro Forma
                                                         Company        Wolfe        Adjustments           Pro Forma
                                                         -------       -------       -----------           --------
CURRENT ASSETS:
  Cash                                                   $   493       $    35                             $    528
  Accounts receivable, net                                17,270           535                               17,805
  Current portion of workers' compensation deposit           623          --                                    623
  Prepaid expenses and other                                 388             4                                  392
  Deferred tax asset                                         184          --                                    184
  Amounts due from related parties                           409          --                                    409
                                                         -------       -------                             --------
    Total current assets                                  19,367           574                               19,941
                                                         -------       -------                             --------
PROPERTY AND EQUIPMENT, net                                1,874           469           $  (315)(a)          2,028
                                                         -------       -------           -------           --------
OTHER ASSETS                                              10,790            88             3,941 (b)         14,819
                                                         -------       -------           -------           --------
Total Assets                                             $32,031       $ 1,131           $ 3,626           $ 36,788
                                                         =======       =======           =======           ========
CURRENT LIABILITIES:
  Line of credit                                         $ 1,325          --             $                 $  1,325
  Current portion of long-term debt                         --             112               (68)(a)             44
  Accounts payable                                           131          --                                    131
  Accrued payroll costs                                    2,457           366                                2,823
  Current portion of workers' compensation reserve         1,102          --                                  1,102
  Accrued liabilities                                      1,999           127                                2,126
  Income taxes payable                                       537           162                                  699
                                                         -------       -------           -------           --------
    Total current liabilities                              7,551           767               (68)             8,250
                                                         -------       -------           -------           --------
LONG-TERM LIABILITIES                                      6,834           305             4,000 (b)         10,892
                                                         -------       -------                             --------
                                                                                            (247)(a)

SHAREHOLDERS' EQUITY                                      17,646            59               (59)(b)         17,646
                                                         -------       -------           -------           --------
   Total liabilities and shareholders' equity            $32,031       $ 1,131           $ 3,626           $ 36,788
                                                         =======       =======           =======           ========





            See accompanying notes to unaudited pro forma condensed
                       consolidated financial statements.

                          SOS STAFFING SERVICES, INC.

                          UNAUDITED PRO FORMA CONDENSED
                        CONSOLIDATED STATEMENT OF INCOME
                 FOR THE YEAR ENDED (52 WEEKS) DECEMBER 31, 1995
                      (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                          Historical
                                     ---------------------
                                                                  Pro Forma
                                     Company        Wolfe         Adjustments      Pro Forma
                                     --------     ---------       -----------    --------------
SERVICE REVENUES                     $87,533       $ 3,252                          $ 90,785
DIRECT COSTS OF SERVICES              69,353         1,916                            71,269
                                     -------       -------                          --------
  Gross profit                        18,180         1,336                            19,516

SELLING, GENERAL AND
 ADMINISTRATIVE EXPENSES              13,859         1,257          $(176)(c)         15,116
                                     -------       -------                          --------
                                                                      126 (c)
                                                                       50 (c)

INCOME FROM OPERATIONS                 4,321            79           --                4,400

OTHER INCOME (EXPENSE)                    85            (1)          (310)(d)           (226)
                                     -------       -------           ----           --------
INCOME BEFORE PROVISION FOR
  INCOME TAXES                         4,406            78           (310)             4,174
PROVISION FOR INCOME TAXES             1,729            35            (56)(e)          1,708
                                     -------       -------           ----           --------
NET INCOME                           $ 2,677       $    43          $(254)          $  2,466
                                     =======       =======           ====           ========
NET INCOME PER COMMON SHARE          $  0.43                                        $   0.40
                                     =======                                        ========
WEIGHTED AVERAGE COMMON SHARES         6,229                                           6,229
                                     =======                                        ========


            See accompanying notes to unaudited pro forma condensed
                       consolidated financial statements.

                          SOS STAFFING SERVICES, INC.

                          UNAUDITED PRO FORMA CONDENSED
                        CONSOLIDATED STATEMENT OF INCOME
                    FOR THE 39 WEEKS ENDED SEPTEMBER 29, 1996
                      (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                           Historical
                                     -----------------------
                                                                      Pro Forma
                                      Company         Wolfe          Adjustments      Pro Forma
                                     --------        -------         -----------      ---------
SERVICE REVENUES                     $ 92,834        $ 2,770                          $ 95,604
DIRECT COSTS OF SERVICES               73,735          1,551                            75,286
                                     --------        -------                          --------
  Gross profit                         19,099          1,219                            20,318

SELLING, GENERAL AND
 ADMINISTRATIVE EXPENSES               14,284          1,031          $ (83)(c)         15,364
                                     --------        -------          -----           --------
                                                                         95 (c)
                                                                         37 (c)

INCOME FROM OPERATIONS                  4,815            188            (49)             4,954

OTHER INCOME (EXPENSE)                    (61)           (10)          (233)(d)           (304)
                                     --------        -------           ----           --------
INCOME BEFORE PROVISION FOR
  INCOME TAXES                          4,754            178           (282)             4,650
PROVISION FOR INCOME TAXES              1,806             73            (62)(e)          1,817
                                     --------        -------           ----           --------
NET INCOME                           $  2,948        $   105          $(220)          $  2,833
                                     ========        =======          =====           ========
NET INCOME PER COMMON SHARE          $   0.44                                         $   0.42
                                     ========                                         ========
WEIGHTED AVERAGE COMMON SHARES          6,760                                            6,760
                                     ========                                         ========

        See accompanying notes to unaudited pro forma condensed consolidated financial statements.

                           SOS STAFFING SERVICES, INC.

                     NOTES TO UNAUDITED PRO FORMA CONDENSED
                        CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1. BASIS OF PRESENTATION

     The accompanying unaudited pro forma condensed balance sheet and statements of income are presented to give effect to the acquisition of all of the shares of stock of Wolfe & Associates, Inc. ("Wolfe") which occurred in November 1996. This presentation assumes that the acquisition occurred as of September 29, 1996 for purposes of the pro forma condensed consolidated balance sheet and at the beginning of the periods presented for purposes of the pro forma condensed consolidated statements of income. Such information does not purport to be indicative of the results which would have actually been obtained if the acquisition had been effected on the dates indicated nor is it indicative of actual or future operating results or financial position.

     The historical income statement period of Wolfe, included in the pro forma condensed consolidated income statement for the year ended December 31, 1995, represents Wolfe's fiscal year ended February 29, 1996. Wolfe's historical period included in the pro forma condensed consolidated income statement for the 39 weeks ended September 29, 1996, is the nine month period beginning January 1, 1996 and ending September 30, 1996.

     The historical income statement period of SOS Staffing Services, Inc. (the "Company") for the year ended December 31, 1995 includes a pro forma adjustment for income taxes related to the termination of the Company's S corporation election which was done in connection with the Company's initial public offering in July 1995.

     The purchase method of accounting has been used in preparing the pro forma condensed data. The purchase price was approximately $4,000,000 in cash plus contingent future earnout payments not to exceed $6,000,000. The initial purchase price, which was paid in November 1996, has been allocated based on the fair value of the assets acquired and the liabilities assumed. This pro forma allocation resulted in allocating approximately $3,791,000 to goodwill and $150,000 to other intangible assets. The Company intends to allocate the future earnout payments to goodwill when earned.


NOTE 2. PRO FORMA ADJUSTMENTS

     (a) Adjustment to eliminate certain assets not acquired and liabilities not assumed in accordance with the purchase agreement.

     (b) Adjustment to record the initial purchase price and the long-term debt borrowed by the Company to fund the acquisition.

                           SOS STAFFING SERVICES, INC.

                     NOTES TO UNAUDITED PRO FORMA CONDENSED
                   CONSOLIDATED FINANCIAL STATEMENTS-CONTINUED

     (c) In connection with the acquisition, the Company entered into employment contracts with certain key executives. These adjustments reflect (i) the elimination of excess compensation expense in the amount of approximately $176,000 for the year ended December 31, 1995 and $83,000 for the 39 weeks ended September 29, 1996, (ii) the amortization of goodwill totaling $126,000 for the year ended December 31, 1995 and $95,000 for the 39 weeks ended September 29, 1996 based on a 30 year amortization period, and(iii) the amortization of other intangible assets totaling $50,000 for the year ended December 31, 1995 and $37,000 for the 39 weeks ended September 29, 1996 based on a three year amortization period.

     (d) Adjustment to reflect the additional interest expense of $310,000 for the year ended December 31, 1995 and $233,000 for the 39 weeks ended September 29, 1996 calculated using an interest rate of 7.75 percent on funds borrowed.

     (e) Adjustment to record the income tax provision or benefit at the combined statutory federal and state income tax rate of 38 percent.

                                   SIGNATURES

     Pursuant to the requirements of the Securities and Exchange Act of 1934, the Company has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

                                    SOS STAFFING SERVICES, INC.

                                    /s/ GARY B. CROOK
                                    ------------------------------------------
                                    Gary B. Crook
                                    Vice President, Chief Financial Officer and
                                    Treasurer

Date: November 13, 1996